Exhibit 2.1

                                                                  Execution Copy
                                                                  --------------

                            STOCK PURCHASE AGREEMENT

                                   dated as of
                                 March 27, 2002

                                      among

                            SYSTEMS ON SILICON, INC.,

              THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

                                       AND

                             TRANSWITCH CORPORATION

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I -- DEFINITIONS.....................................................1

      1.01.    Definitions...................................................1
               -----------

ARTICLE II -- PURCHASE AND SALE..............................................4

      2.01.    Purchase and Sale.............................................4
               -----------------
      2.02.    Closing.......................................................4
               -------
      2.03.    Deposit of Stock with Sellers' Agent..........................4
               ------------------------------------

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.....5

      3.01.    Corporate Existence and Power.................................5
               -----------------------------
      3.02.    Corporate Authorization.......................................5
               -----------------------
      3.03.    Governmental Authorization; Consents..........................5
               ------------------------------------
      3.04.    Non-Contravention.............................................5
               -----------------
      3.05.    Capitalization................................................6
               --------------
      3.06.    Subsidiaries..................................................6
               ------------
      3.07.    Financial Statements..........................................6
               --------------------
      3.08.    Absence of Certain Changes....................................7
               --------------------------
      3.09.    Property and Equipment........................................8
               ----------------------
      3.10.    No Undisclosed Material Liabilities...........................9
               -----------------------------------
      3.11.    Litigation....................................................9
               ----------
      3.12.    Material Contracts............................................9
               ------------------
      3.13.    Insurance Coverage...........................................11
               ------------------
      3.14.    Compliance with Laws; No Defaults............................11
               ---------------------------------
      3.15.    Finders; Fees................................................11
               -------------
      3.16.    Technology and Intellectual Property.........................11
               ------------------------------------
      3.17.    Taxes........................................................14
               -----
      3.18.    Employees and Consultants....................................15
               -------------------------
      3.19.    Environmental Matters........................................16
               ---------------------
      3.20.    Customers and Suppliers......................................16
               -----------------------
      3.21.    Transactions with Affiliates.................................16
               ----------------------------
      3.22.    Other Information............................................16
               -----------------
      3.23.    Intercompany Arrangements....................................17
               -------------------------
      3.24.    Leases in Effect.............................................17
               ----------------

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS........17

      4.01.    Title to and Validity of Shares..............................17
               -------------------------------
      4.02.    Authority....................................................17
               ---------
      4.03.    Power To Act as Trustee or Executor..........................18
               -----------------------------------
      4.04.    Consideration to all Holders.................................18

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER........................18

      5.01.    Organization and Existence...................................18
               --------------------------
      5.02.    Corporate Authorization......................................18
               -----------------------
      5.03.    Governmental Authorization...................................18
               --------------------------
      5.04.    Non-Contravention............................................18
               -----------------
      5.05.    Financing....................................................18
               ---------
      5.07.    Purchase for Investment......................................18
               -----------------------
      5.08.    Litigation...................................................19
               ----------

ARTICLE VI -- COVENANTS OF THE COMPANY AND SELLERS..........................19

      6.01.    Conduct of the Company in the Ordinary Course................19
               ---------------------------------------------

      6.02.    Access to Information........................................20
               ---------------------
      6.03.    Notices of Certain Events....................................20
               -------------------------
      6.04.    Resignations.................................................20
               ------------
      6.05.    Confidentiality..............................................20
               ---------------
      6.06.    Continuing Disclosure........................................21
               ---------------------
      6.07.    Voting Agreement.............................................21

ARTICLE VII -- COVENANTS OF BUYER...........................................22

      7.01.    Confidentiality..............................................22
               ---------------
      7.02.    Breach of Representations and Warranties.....................22
               ----------------------------------------

ARTICLE VIII -- COVENANTS OF ALL PARTIES....................................23

      8.01.    Best Efforts.................................................23
               ------------
      8.02.    Certain Filings..............................................23
               ---------------
      8.03.    Public Announcements.........................................23
               --------------------

ARTICLE IX -- EMPLOYEE BENEFITS.............................................23

      9.01.    Employee Benefits Definitions................................23
               -----------------------------
      9.02.    ERISA Representations........................................24
               ---------------------
      9.03.    No Third Party Beneficiaries.................................25
               ----------------------------

ARTICLE X -- CONDITIONS TO CLOSING..........................................25

      10.01.   Conditions to the Obligations of Each Party..................26
               -------------------------------------------
      10.02.   Conditions to Obligation of Buyer............................26
               ---------------------------------
      10.03.   Conditions to Obligation of Sellers..........................27
               -----------------------------------

ARTICLE XI -- SURVIVAL; INDEMNIFICATION.....................................28

      11.01.   Survival.....................................................28
               --------
      11.02.   Indemnification..............................................28
               ---------------
      11.03.   Procedures; No Waiver; Exclusivity...........................29
               ----------------------------------

ARTICLE XII -- TERMINATION..................................................29

      12.01.   Grounds for Termination......................................29
               -----------------------
      12.02.   Effect of Termination........................................30
               ---------------------

ARTICLE XIII -- RESERVED....................................................30

ARTICLE XIV -- MISCELLANEOUS................................................30

      14.01.   Notices......................................................30
               -------.
      14.02.   Amendments; No Waivers.......................................31
               ----------------------
      14.03.   Expenses.....................................................31
               --------
      14.04.   Successors and Assigns.......................................31
               ----------------------
      14.05.   Further Assurances...........................................32
               ------------------
      14.06.   Governing Law................................................32
               -------------
      14.07.   Counterparts; Effectiveness..................................32
               ---------------------------
      14.08.   Entire Agreement.............................................32
               ----------------
      14.09.   Captions.....................................................32
               --------
      14.10.   Jurisdiction.................................................32
               ------------

Schedules
---------

Schedule 2.01A      List of Sellers

Schedule 2.01B      Consideration to be Received by Sellers
Schedule 4.05       Consideration to all Stockholders

                                                                  Execution Copy
                                                                  --------------

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (or the "Management Sellers Stock Purchase
                                       ---------------------------------
Agreement"), dated as of March 27, 2002, among Systems on Silicon, Inc., a
---------
Delaware corporation ("Company"); the holders of Common Stock of the Company listed on Schedule 2.01A under the heading, "Sellers" (the "Sellers"); and
          --------------                                    -------
TranSwitch Corporation, a Delaware corporation ("Buyer").
                                                 -----

                              W I T N E S S E T H :

     WHEREAS, Buyer desires to purchase from Sellers all of the outstanding shares of capital stock of the Company (the "Shares"); and
                                             ------

     WHEREAS, each Seller desires to sell to Buyer all of the Shares owned by such Seller;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01. Definitions. (a) The following terms, as used herein, have the
           -----------
following meanings:

     "Affiliate" means, with respect to any Person, any Person directly or
      ---------
indirectly controlling, controlled by, or under common control with such Person.

     "Ancillary Agreements" means the Non-Management Sellers Stock Purchase
      --------------------
Agreement, the Securities Purchase Agreement, the Stockholder Release, the Optionee Release, the Warrantholder Release and the Noteholder Release.

     "Balance Sheet" means the consolidated balance sheet of the Company as of
      -------------
December 31, 2001 referred to in Section 3.07.

     "Balance Sheet Date" means December 31, 2001.
      ------------------

     "Buyer's Counsel" means the law firm of Testa, Hurwitz & Thibeault, LLP,
      ---------------
Boston, Massachusetts.

     "Closing Date" means the date of the Closing.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" means the common stock, $.001 par value, of the Company.
      ------------

     "Company Counsel" means the law firm of Greenbaum, Rowe, Smith, Ravin,
      ---------------
Davis & Hummell, LLP, Woodbridge, New Jersey.

     "Company Securities" means the outstanding shares of Preferred Stock,
      ------------------
Common Stock, Warrants, Notes, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right and any other similar agreement or outstanding security of the Company, excluding outstanding Options.

     "Convertible Note" means an outstanding convertible promissory note issued
      ----------------
by the Company.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest, restriction or encumbrance of any kind in respect of such asset.

     "Material Adverse Change" means a material adverse change in the business,
      -----------------------
assets, condition (financial or otherwise) or results of operations of the Company.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
assets, condition (financial or otherwise) or results or operations of the Company.

     "Non-Management Sellers" means collectively the Preferred Sellers, the
      ----------------------
$0.25 Seed Sellers, the $1.00 Seed Sellers and the Non-Management Sellers each as defined in the Stock Purchase Agreement dated the date hereof by and among the Company, the Buyer and such parties.

     "Non-Management Sellers Stock Purchase Agreement" means the Stock Purchase
      -----------------------------------------------
Agreement dated the date hereof by and among the Company, Buyer and the Non-Management Sellers.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the
      --------
rules and regulations promulgated thereunder.

     "Noteholder Release" means the release of claims executed by each holder of
      ------------------
the Company's Convertible Notes.

     "Option" means an option to purchase Common Stock of the Company granted
      ------
pursuant to the Company's Stock Option Plan.

     "Optionee" means a Person holding an outstanding Option.
      --------

     "Optionee Release" means the release of claims executed by each Optionee of
      ----------------
the Company.

     "Person" means an individual, corporation, partnership, association, trust
      ------
or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means the Company's Series A Convertible Preferred Stock,
      ---------------
$.001 par value per share.

     "Securities Purchase Agreement" means the Securities Purchase Agreement by
      -----------------------------
and among the Buyer and the holders of Convertible Notes, dated as of the date hereof.

     "Stockholder Release" means the release of claims executed by each holder
      -------------------
of Common Stock or Preferred Stock.

     "Stock Option Plan" means the Company's Amended and Restated 1999 Incentive
      -----------------
and Non-Qualified Stock Option Plan.

     "Subsidiary" means any entity of which securities or other ownership
      ----------
interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

     "Warrant" means a warrant issued by the Company for the purchase of its
      -------
stock.

     "Warrantholder Release" means the release of claims executed by each
      ---------------------
Warrantholder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                    Section
     ----                                    -------

     Benefit Arrangement                       9.01
     Closing                                   2.02
     Co-Employee                               9.01
     Company Intellectual Property             3.16
     Company Securities                        3.05
     Damages                                  11.02
     Employee                                  9.01
     Employee Plans                            9.01
     Environmental Laws                        3.19
     ERISA                                     9.01
     ERISA Affiliate                           9.01
     Financial Statements                      3.07
     Hazardous Materials                       3.20
     Indemnified Party                        11.02
     Indemnifying Party                       11.02
     Indemnitees                              13.01
     Intellectual Property                     3.16

     Lease                                     3.24
     Multiemployer Plan                        9.01
     Permit                                    3.14
     Purchase Price                            2.01
     Related Party Transaction                 3.21
     Required Consent                          3.03
     Seller's Agent                            2.03
     Tax                                       3.17
     Tax Authority                             3.17
     Taxes                                     3.17
     Tax Returns                               3.17

                                   ARTICLE II

                                PURCHASE AND SALE

     2.01. Purchase and Sale. Upon the terms and subject to the conditions of
           -----------------
this Agreement, each Seller, severally but not jointly, shall sell to Buyer, and Buyer shall purchase from each such Seller, at the Closing, that number of Shares at such price (the "Purchase Price") as is set forth opposite such
                           --------------
Seller's name on Schedule 2.01B.
                 --------------

     2.02. Closing. The closing (the "Closing") of the purchase and sale of the
           -------                    -------
Shares hereunder shall take place at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts as soon as possible, but in no event later than March 31, 2002, or at such other time or place as Buyer and Sellers may agree. At the Closing:

          (a) Buyer shall have delivered to Seller's Agent checks representing in the aggregate $13,698.13, such checks to be distributed as set forth on
     Schedule 2.01B.
     --------------

          (b) Sellers, through the Sellers' Agent, shall have delivered to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

          (c) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

     2.03 Deposit of Stock with Sellers' Agent. Each Seller has deposited on or
          ------------------------------------
prior to the date hereof with Greenbaum, Rowe, Smith, Ravin, Davis & Himmell, LLP ("Sellers' Agent") certificates representing the Stock deposited with it
      --------------
pursuant to this Section until the Closing Date, and on the Closing Date, Sellers' Agent shall deliver such stock certificates in accordance with Section 2.02.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY AND SELLERS

     The Company and each Management Seller hereby jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date that:

     3.01. Corporate Existence and Power. The Company is a corporation duly
           -----------------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of the Company as currently in effect. The minute books of the Company, complete and correct copies of which have been delivered to Buyer, contain correct and written records of all material actions taken at all meetings, or effected by written consent, of the Company's Board of Directors.

     3.02. Corporate Authorization. The execution, delivery and performance by
           -----------------------
the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by Company's stockholders, which shall have been obtained prior to the Closing, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company.

     3.03. Governmental Authorization; Consents. (a) The execution, delivery and
           ------------------------------------
performance by the Company and Sellers of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     (b) No consent, approval, waiver or other action (a "Required Consent") by
                                                          ----------------
any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which any of the Company is bound is required or necessary for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.

     3.04. Non-Contravention. The execution, delivery and performance by the
           -----------------
Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03(a), contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company; (iii) assuming the receipt of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any permit held by the Company or any Subsidiary or (iv) assuming the receipt of all Required Consents result in the creation or imposition of any Lien on any asset of the Company.

     3.05. Capitalization. (a) The authorized stock of the Company consists of
           ---------------
50,000,000 shares of Common Stock, of which 4,729,000 shares are issued and outstanding as of the date of this Agreement and no shares are held as treasury shares by the Company, and 20,000,000 shares of Preferred Stock, of which 1,106,206 shares are designated as Series A Convertible Preferred Stock, of which all are issued and outstanding as of the date of this Agreement and no shares are held as treasury shares by the Company. Section 3.05 of the Company Disclosure Schedule sets forth all holders of Common Stock and Preferred Stock and the number of shares owned by each. Section 3.05 of the Company Disclosure Schedule also sets forth any outstanding Company Securities or agreement relating to Options to which the Company is a party or by which the Company may be bound or that obligates the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or which obligates the Company to grant, extend, or enter into any such Company Security.

     (b) All outstanding shares of Common Stock and Preferred Stock are, and any shares of Common Stock issued upon exercise of any outstanding Options or Company Securities will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which the Company is a party or by which the Company may be bound. The Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Common Stock on any matter or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

     3.06. Subsidiaries. The Company does not have and never has had any
           ------------
Subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other person.

     3.07. Financial Statements. (a) Section 3.07 of the Company Disclosure
           --------------------      ------------
Schedule sets forth true and complete copies of:

          (i) the consolidated balance sheets of the Company as of December 31, 2001 and December 31, 2000 and the consolidated statements of operations, cash flows and changes in stockholders' equity of the Company for the respective fiscal years then ended, as audited by Wilken & Guttenplan, P.C.;

          (ii) the unaudited consolidated balance sheet of the Company (the "Unaudited Balance Sheet") as of February 28, 2002 and March 25, 2002 (the
      -----------------------
     "Unaudited Balance Sheet Date"); and
      ----------------------------

          (iii) the unaudited consolidated statements of income, cash flows and changes in stockholders' equity of the Company for the interim periods ended February 28, 2002 and March 25, 2002 (collectively, the "Financial
                                                                    ---------
     Statements").
     ----------

     (b) Each of the consolidated balance sheets included in the Financial Statements fairly presents in all material respects the consolidated financial position of the Company as of its date, and the other statements included in the Financial Statements fairly present in all material respects the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as otherwise stated therein and, with respect to the unaudited interim financial statements, for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

     (c) All of the accounts, notes and other receivables which are reflected in the Unaudited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Unaudited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or to the knowledge of the Company and Sellers are good and collectible, in the ordinary course of business; and all of the accounts, notes and other receivables which have been acquired by Company since the Unaudited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or to the knowledge of the Company and Sellers are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of Company, in the ordinary course of business. No accounts, notes or other receivables are contingent upon the performance by Company of any obligation or contract. No Person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

     3.08. Absence of Certain Changes. Since the Balance Sheet Date, except as
           --------------------------
reflected in the unaudited Financial Statements or in Section 3.08 of the
                                                      ------------
Company Disclosure Schedule, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

     (a) any Material Adverse Change;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

     (c) any amendment of any outstanding security of the Company;

     (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money;

     (e) any creation or assumption by the Company of any Lien on any asset;

     (f) any making of any loan, advance or capital contributions to or investment in any Person;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company taken as a whole, other than transactions and commitments contemplated by this Agreement;

     (i) any change in any method of accounting or accounting practice by the Company;

     (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies of the Company or employment agreements to which the Company is a party or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Company; or

     (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company.

     (l) any cancellation of any debts or waiver of any rights of substantial value in an amount exceeding $25,000.

     (m) any sale, lease, pledge transfer or other disposition of any material capital assets.

     3.09. Property and Equipment. (a) The Company has good and marketable title
           ----------------------
to, or in the case of leased property have valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such properties or assets is subject to any Liens, except:

          (i)  Liens disclosed on the Balance Sheet;

          (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

          (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

     (b) There are no developments affecting any of such properties or assets pending or, to the knowledge of the Company or the Sellers, threatened, that might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such property or assets.

     (c) The equipment owned by the Company is substantially adequate for the uses to which it is being put and to the knowledge of the Company and Sellers has no material defects and is in good operating condition and repair (ordinary wear and tear excepted).

     (d) The assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the assets held for use or used in connection with the business of the Company and are generally adequate to conduct such business as currently conducted.

     3.10. No Undisclosed Material Liabilities. Except as disclosed in the
           -----------------------------------
Financial Statements or set forth in Section 3.10 of the Company Disclosure
                                     ------------
Schedule, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (i) liabilities disclosed or provided for in the Balance Sheet; and

          (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Company, taken as a whole.

     3.11. Litigation. There is no action, suit, investigation or proceeding (or
           ----------
any basis therefor) pending against, or, to the knowledge of the Company or Sellers, threatened against or affecting, the Company or any of their respective properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

     3.12. Material Contracts. (a) As of the date of this Agreement the Company
           ------------------
is not a party to or subject to:

          (i) any lease providing for annual rentals of $50,000 or more;

          (ii) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $50,000;

          (iii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of $50,000 or more;

          (iv) any sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets providing for annual payments to the Company of $25,000 or more;

          (v) any agency, dealer, sales representative or other similar agreement;

          (vi) any employment or consulting agreement;

          (vii) any partnership, joint venture or other similar contract, arrangement or agreement;

          (viii) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Company;

          (ix) any contract or other document that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date; or

          (x) any OEM agreement, reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $50,000 or pursuant to which Company has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

          (xi) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $25,000 or more;

          (xii) any contract or agreement containing covenants purporting to limit Company's freedom to compete in any line of business in any geographic area; or

          (xiii) any other contract or commitment not made in the ordinary course of business that is material to the Company.

     (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.12(a) is a valid and binding agreement of the Company and is in full force and effect, and neither the Company nor, to the knowledge of the Company or Sellers, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     3.13. Insurance Coverage. The Company has furnished to Buyer a list of, and
           ------------------
true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 2000 and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to that of the Company. Neither the Company nor any Sellers know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

     3.14. Compliance with Laws; No Defaults. (a) The Company is not in
           ---------------------------------
violation of, or has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) Section 3.14 of the Company Disclosure Schedule correctly describes
         ------------
each license and permit (a "Permit") material to the business of the Company,
                            ------
together with the name of the governmental agency issuing such license or permit. Such licenses and permits are valid and in full force and effect, and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

     (c) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     3.15. Finders; Fees. There is no investment banker, broker, finder or other
           -------------
intermediary that has been retained by or is authorized to act on behalf of Sellers or the Company who might be entitled to any fee or commission from Buyer, the Company, the Sellers or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.16. Technology and Intellectual Property. (a) For the purposes of this
           ------------------------------------
Agreement, "Company Intellectual Property" consists of the following
            -----------------------------
intellectual property:

          (i) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, schematics, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how, moral rights and applications and registrations for any of the foregoing;

          (ii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

          (iii) all other tangible or intangible proprietary information and materials; and

          (iv) all license and other rights in any third party product or any third party intellectual property described in (i) through (iii) above;

that are owned or held by or on behalf of Company or that are being, and/or have been, used, or are currently under development for use, in the business of Company as it has been, is currently or is currently planned to be conducted; provided, however, that Company Intellectual Property will not include any
--------  -------
commercially available third party software or related intellectual property.

     (b) Section 3.16 of the Company Disclosure Schedule lists: (i) all patents,
         ------------
copyright registrations, mask works, registered trademarks, registered service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Company Intellectual Property and owned by or on behalf of Company; (ii) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by Company; and (iii) all licenses, sublicenses and other agreements to which Company is a party and pursuant to which Company or any other person is authorized to use any Company Intellectual Property or exercise any other right with regard thereto. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

     (c) Company Intellectual Property consists solely of items and rights that are either: (i) owned solely by Company; (ii) in the public domain; or (iii) rightfully used and authorized for use by Company and its successors pursuant to a valid license. All Company Intellectual Property that consists of license or other rights to third party property is separately set forth in Section 3.16 of
                                                                ------------
the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current, former and planned future activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

     (d) Company is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Company's obligations hereunder or the consummation of the Merger, will Company be, in violation of any license, sublicense or other agreement relating to any Company Intellectual Property to which Company is a party or otherwise bound. Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Company or Buyer, as successor to Company, in Company Intellectual Property.

     (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Company does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, or right in personal data of any Person. No claims (i) challenging the validity, effectiveness, or ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Company infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Company or, to the knowledge of Company, are threatened by any Person nor are there any valid grounds for any bona fide claim of any such kind. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Company Intellectual Property, other than review of pending applications for patent, and Company is not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. All granted or issued patents and mask works and all registered trademarks and copyright registrations owned by Company are valid, enforceable and subsisting. To the knowledge of Company, there is no unauthorized use, infringement, or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

     (f) Section 3.16 of the Company Disclosure Schedule separately lists all
         ------------
parties (other than employees) who have created any portion of, or otherwise have any rights in or to, Company Intellectual Property. Company has secured from all parties who have created any portion of, or otherwise have any rights in or to, Company Intellectual Property valid and enforceable written assignments of any such work or other rights to Company and has provided true and complete copies of such assignments to Parent.

     (g) Company has obtained written agreements from all employees and from third parties with whom Company, to its knowledge, has shared confidential proprietary information (i) of Company or (ii) received from others that Company is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, that agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof. Company has made available copies of such written agreements, as executed, to Buyer.

     3.17 Taxes. (a) The term "Taxes" as used herein means all federal, state,
          -----                -----
local and foreign net income, alternative or add-on minimum, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.
                                    ---
The term "Tax Returns" as used herein means all returns, declarations, reports,
          -----------
claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.
                       ----------
"Tax Authority" means any governmental authority responsible for the imposition
--------------
of any Tax.

     (b) The Company has timely filed all Tax Returns required to be filed (determined without regard to extensions) on or before the date hereof. The Company has paid all Taxes due and payable (whether or not shown, or required to be shown, as due on Tax Returns) on or before the date hereof, including, without limitation, all Taxes which the Company is obligated to withhold for amounts paid or owing to employees, independent contractors, stockholders creditors and other third parties. All Tax Returns filed by the Company were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon.

     (c) None of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company, threatened.

     (d) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Financial Statements or in Section 3.17 of the Company Disclosure Schedule.
                           ------------

     (e) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code). None of the shares of outstanding capital stock of the Company is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. No portion of the Purchase Price is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     (f) The Company is not a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations and Section 341(f)(2) does not apply to any of the Company's assets. The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has never been either a "controlled corporation" or a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a tax-free transaction pursuant to, Section 355 of the Code. The Company has no net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated by this Agreement). The Company has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement.

     (g) The Company is not a party to any Tax sharing agreement or similar arrangement (including, but not limited to, an indemnification agreement or arrangement). The Company has never been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), and the Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

     (h) Section 3.17 of the Company Disclosure Schedule contains a list of all
         ------------
jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company. No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. The Company does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     3.18. Employees and Consultants. Section 3.18 of the Company Disclosure
           -------------------------  ------------
Schedule sets forth a true and complete list of the names, titles, annual salaries or wage rates, as applicable and other compensations of (a) all exempt employees of the Company and (b) all non-exempt employees of the Company and (c) all consultants of the Company. Each such employee or consultant has been properly classified as such in accordance with applicable law and regulations. Company has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. Each of Company's employees, to Company's knowledge, has complied with all applicable immigration and naturalization laws, regulations and other directives or guidelines applicable to such employee. Company does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. None of such employees or consultants has indicated to the Company, or to the knowledge of the Company or Sellers, to any Seller, that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

     3.19. Environmental Matters. (a) Company has complied in all material
           ---------------------
respects with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws") and (b) Company has
                                       ------------------
not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous
                                                              ---------
Materials"), except where such handling, generation, use, storage,
---------
transportation or disposal has not had a Material Adverse Effect.

     3.20. Customers and Suppliers. The Company has not received notice from or
           -----------------------
is otherwise aware that any customer, or group of customers, that are under common ownership or control, and that accounted for a material percentage of the aggregate products and services furnished by the Company during the past 12 months has stopped or intends to stop purchasing the Company's products or services, nor has the Company lost any supplier, or group of suppliers that are under common ownership or control, that accounted for a material percentage of the aggregate supplies purchased by the Company during the past 12 months.

     3.21. Transactions with Affiliates. There are no loans, leases, royalty
           ----------------------------
agreements or other continuing transactions ("Related Party Transactions")
                                              --------------------------
between the Company and any Management Seller, any Affiliate of any Management Seller, or any member of any Management Seller's family, and to the knowledge of Management Seller, there are no Related Party Transactions between the Company and any Seller, any affiliate of any Seller, or any member of any Seller's family. To the knowledge of the Company and Sellers, none of the officers or directors of the Company or Sellers (a) has any material direct or indirect interest in any entity that does business with the Company; (b) has any direct or indirect interest in any property, asset or right that is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships that results solely from being an officer, director or stockholder of the Company.

     3.22. Other Information. None of the documents or information delivered to
           -----------------
Buyer in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to the Company delivered to

Buyer constitute the Company's and Sellers' best estimate of the information purported to be shown therein, and neither the Company nor any Seller is aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

     3.23. Intercompany Arrangements. The Company does not own any note, bond,
           -------------------------
debenture or other indebtedness, or is otherwise a creditor, of any Management Seller or any of its Affiliates and, to the knowledge of the Sellers, of any Seller or its affiliates. Since the Balance Sheet Date, there has not been any payment by the Company to any Management Seller or any of its Affiliates, charge by any Management Seller or any of its Affiliates to the Company or other transaction between the Company and a Management Seller or any of its Affiliates, and to the knowledge of the Sellers, there has not been any payment by the Company to any Seller or any of its Affiliates, charge by any Seller or any of its Affiliates to the Company or other transaction between the Company and a Seller or any of its Affiliates.

     3.24 Leases in Effect. All real property leases and subleases as to which
          ----------------
Company is a party and any amendments or modifications thereof are listed in
Section 3.24 of the Company Disclosure Schedule (each a "Lease" and
------------                                             -----
collectively, the "Leases") and are valid, in full force and effect and
                   ------
enforceable, and there are no existing defaults on the part of Company, and Company has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default on the part of Company thereunder.

                                   ARTICLE IV

                                 REPRESENTATIONS
                            AND WARRANTIES OF SELLERS

     Each Seller, severally but not jointly, represents and warrants to, and agrees with, Buyer as follows:

     4.01. Title to and Validity of Shares. Seller now has, and on the Closing
           -------------------------------
Date will have, good and marketable title to and unrestricted power to vote and sell the Shares designated as owned by such Seller opposite such Seller's name on Schedule 2.01, free and clear of any Lien and, upon purchase and payment
   -------------
therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Shares free and clear of any Lien. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

     4.02. Authority. Such Seller has the legal power, right and authority to
           ---------
enter into and perform this Agreement, and to perform each of his obligations hereunder. The execution, delivery and performance of this Agreement by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms.

     4.03. Power To Act as Trustee or Executor. If such Seller is serving as
           -----------------------------------
trustee or executor with respect to its Shares, such Seller is duly authorized and empowered by the instruments creating such trust or trusts or by the will of which such Seller is acting as executor and under applicable law to enter into this Agreement with respect to the Shares held by such Seller and to consummate the transactions contemplated herein.

     4.04 Consideration to all Holders. Seller acknowledges and understands that the consideration to be paid to Seller may not be the same consideration paid to other Sellers or to other parties to the transactions contemplated by this Agreement or the Ancillary Agreements. The consideration to be paid to all stockholders of the Company, including the Seller, is listed on Schedule 4.05 hereto.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Company and Sellers that:

     5.01. Organization and Existence. Buyer is a corporation duly incorporated,
           --------------------------
validly existing and in good standing under the laws of the State of Delaware.

     5.02. Corporate Authorization. The execution, delivery and performance by
           -----------------------
Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer.

     5.03. Governmental Authorization. The execution, delivery and performance
           --------------------------
by Buyer of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     5.04. Non-Contravention. The execution, delivery and performance by Buyer
           -----------------
of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of Buyer or (ii) assuming compliance with the matters referred to in
Section 5.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer.

     5.05. Financing. Buyer has sufficient funds available to purchase the
           ---------
Shares.

     5.06. Purchase for Investment. Buyer is purchasing the Shares for
           -----------------------
investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

     5.07. Litigation. There is no action, suit, investigation or proceeding
           ----------
pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND SELLERS

     The Company and each Seller agree that:

     6.01. Conduct of the Company in the Ordinary Course. From the date hereof
           ---------------------------------------------
until the Closing Date, the Company shall and the Sellers will make reasonable efforts to ensure that the Company shall conduct its business in the ordinary course consistent with past practices and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not, unless at the written direction of the Buyer:

          (a) adopt or propose any change in its corporate charter or bylaws;

          (b) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and
     (ii) in the ordinary course consistent with past practices;

          (d) effect any direct or indirect redemption, purchase or other acquisition of any Company Securities, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any Company Securities;

          (e) issue any Company Securities except upon the exercise or conversion of any Options or Warrants; or

          (f) agree or commit to do any of the foregoing.

The Company and Sellers will not (i) take or agree or commit to take any action that would make any representation and warranty of the Company or Sellers under this Agreement on the date of its execution and delivery inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     6.02. Access to Information. From the date hereof until the Closing Date,
           ---------------------
the Company will (a) give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) furnish, and will cause the Company to furnish Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of the Company to cooperate with Buyer in its investigation of the Company; provided, however, that no investigation
                                     --------  -------
pursuant to this Section shall affect any representation or warranty given by the Company or Sellers hereunder. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Company relating to individual performance or evaluation records, medical histories or other information which in the Company's good faith opinion is sensitive or the disclosure of which could subject the Company to risk of liability.

     6.03. Notices of Certain Events. The Company will promptly notify Buyer of:
           -------------------------

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company disclosed pursuant to Section 3.11 or that relate to the consummation of the transactions contemplated by this Agreement.

     6.04. Resignations. The Company will deliver to Buyer the resignations of
           ------------
all officers and directors of the Company from their positions with the Company at or prior to the Closing Date, unless otherwise specified by Buyer.

     6.05. Confidentiality. The Company, and Sellers and their Affiliates, will
           ---------------
hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer furnished to the Company, or to Sellers or their Affiliates, in connection with the transactions contemplated by this Agreement, and after the Closing Date all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Sellers, (ii) in the public domain through no fault of Sellers or (iii) later lawfully acquired by Sellers from sources other than the Company or Buyer; provided, however, that
                                                      --------  -------
Sellers may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by Sellers to treat such information confidentially. The obligation of the Company, and Sellers and their Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company, and Sellers and their Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Company, or by Sellers or their Affiliates, or on their behalf from Buyer in connection with this Agreement that are subject to such confidence.

     6.06. Continuing Disclosure. The Company and Sellers shall have the
           ---------------------
continuing obligation promptly to advise Buyer with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company or a Seller. The delivery of any such notice shall not affect Buyer's remedies hereunder.

     6.07. Voting Agreement. Each Seller covenants that he, she or it will vote
           ----------------
at any meeting called for the purpose of authorizing the transactions contemplated by this Agreement and/or the Ancillary Agreements (or will execute any written consent in lieu of such meeting) to authorize and/or approve or take similar action related to such transactions and hereby names the Buyer as his, her or its attorney-in-fact and agent in connection with such vote or written consent as contemplated by this Section 6.07. This power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness or other inability to act of Seller.

                                   ARTICLE VII

                               COVENANTS OF BUYER

     Buyer agrees that:

     7.01. Confidentiality. Prior to the Closing Date and after any termination
           ---------------
of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer,
(ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than the Company; provided, however that
                                                       --------  -------
Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if the exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from a Seller, from the Company in connection with this Agreement that are subject to such confidence.

     7.2 Breach of Representations and Warranties. Buyer will not take any
         ----------------------------------------
action which would cause or constitute a breach of any of the representations and warranties set forth in Article V or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Buyer will give detailed notice thereof to Company and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

                                  ARTICLE VIII

                            COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     8.01. Best Efforts. Subject to the terms and conditions of this Agreement,
           ------------
each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers and Buyer each agree, and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Company to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     8.02. Certain Filings. The Company, Sellers and Buyer shall cooperate with
           ---------------
each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     8.03. Public Announcements. Buyer and Company agree to consult with each
           --------------------
other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Buyer and Sellers acknowledge that Buyer may issue a press release concerning the acquisition following the Closing. Buyer and Company shall consult with any Seller prior to using such Seller's name in any press release or public announcement with respect to this Agreement or the transactions contemplated hereby, except as may be required by applicable law or any listing agreement with The Nasdaq National Market.

                                   ARTICLE IX

                                EMPLOYEE BENEFITS

     9.01. Employee Benefits Definitions. The following terms, as used herein,
           -----------------------------
have the following meanings:

     "Benefit Arrangement" means an employment, severance or similar contract,
      -------------------
arrangement or policy (written or oral) and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits or any co-employment agreement that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates or any Co-Employer and (iii) covers any Employee or former Employee of the Company.

     "Co-Employer" means any entity that is or was considered to be a
      -----------
co-employer with the Company.

     "Employee" for purposes of this Article IX means any employee of the
      --------
Company, including any employee Co-employed by the Company and Co-Employer.

     "Employee Plan" means each "employee benefit plan," as such term is defined
      -------------
in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates or any Co-Employer, as the case may be.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" of any entity means any other entity that, together with
      ---------------
such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan,
      ------------------
as defined in Section 4001(a)(3) of ERISA.

     9.02. ERISA Representations. The Company and each Management Seller,
           ---------------------
jointly and severally, hereby represent and warrant to Buyer that:

          (a) Section 9.02 of the Company Disclosure Schedule lists each
              ------------
Employee Plan that covers any Employee, copies of all of which, and a summary plan description of each, have been furnished to Buyer. With respect to each Employee Plan, all annual reports (Form 5500) required to be filed with the Internal Revenue Service or Department of Labor have been properly filed on a timely basis and the Company has provided the most recently filed Form 5500.

          (b) Section 9.02 of the Company Disclosure Schedule also includes a
              ------------
list of each Benefit Arrangement of the Company, copies or descriptions of which have been furnished to Buyer.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Buyer copies of the most recent Internal Revenue Service determination or opinion letter with respect to each such Employee

Plan. Each Employee Plan and Benefit Arrangement has been maintained in compliance with its terms and with the applicable requirements prescribed by any and all statutes, orders, rules and regulations.

          (d) Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to or expects to incur liability with respect to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA.

          (e) No non-exempt "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

          (f) With respect to the Employees and former Employees, there are no employee post-retirement health or welfare plans in effect, except as required by Section 4980B of the Code or applicable state law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

          (g) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Closing Balance Sheet. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

          (h) No Employee will become entitled to any material bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     9.03. No Third Party Beneficiaries. No provision of this Article IX shall
           ----------------------------
create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this Article IX shall create any such rights in any such person in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.

                                    ARTICLE X

                              CONDITIONS TO CLOSING

     10.01. Conditions to the Obligations of Each Party. The obligations of
            -------------------------------------------
Buyer, the Company and Sellers to consummate the Closing are subject to the satisfaction of the following condition:

     No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

     10.02. Conditions to Obligation of Buyer. The obligation of Buyer to
            ---------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions, unless waived by the Buyer:

     (a)(i) the Company and each Seller shall have performed in all material respects all of his or its obligations hereunder required to be performed on or prior to the Closing Date, (ii) the representations and warranties of the Company and each Seller contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by the Company or a Seller pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by the President of the Company and by each Management Seller to the foregoing effect.

     (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Buyer of the business of the Company after the Closing Date.

     (c) Buyer shall have received an opinion of Company Counsel, dated the Closing Date, to the effect specified in Sections 3.01 through 3.05 and 3.11 and with respect to such other matters as Buyer may reasonably request.

     (d) Execution and delivery by 100% of the parties thereto of each of the Ancillary Agreements.

     (e) Execution and delivery of this Agreement by 100% of the parties thereto.

     (f) Execution and delivery by each employee of the Company of an offer letter, assignment of inventions and non-competition agreement in the form specified by Buyer.

     (g) Sellers, or Sellers' Agent, shall have delivered to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     (h) Buyer shall have delivered to Sellers Agent checks representing in the aggregate $13,698.13, such checks to be distributed as set forth on Schedule
                                                                    --------
2.01B.
-----

     (i) The Company and Sellers shall have delivered to Buyer revised schedules to this Agreement updating the information shown thereon to the Closing Date.

     (j) Company shall have delivered an Unaudited Balance Sheet as of the Closing Date.

     (k) The Company shall have received all consents, authorizations or approvals referred to in Section 3.03, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

     (l) Company shall have either (i) delivered to Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Buyer or (ii) caused each of the Sellers to have executed and delivered to Buyer certificates of non-foreign status satisfying the requirements of Treasury Regulations Section 1.1445-2(b). Company shall have delivered to Buyer a clearance certificate or similar document(s) which may be required by any Tax authority to relieve Buyer of any obligation to withhold Taxes in connection with the transactions contemplated by this Agreement. Seller shall have paid all sales, use, transfer, stamp, documentary and other similar Taxes and recording and filing fees incurred in connection with the transactions contemplated by this Agreement.

     (m) Buyer shall have received all other closing documents specified in
Section 2.02 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

     10.03. Conditions to Obligation of Sellers. The obligation of Sellers to
            -----------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions, unless waived by a majority in interest of the Sellers:

     (a)(i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Sellers shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Buyer to the foregoing effect.

     (b) Sellers shall have received an opinion of Buyer's Counsel, dated the Closing Date, to the effect specified in Sections 5.01 through 5.04 and 5.07 and with respect to such other matters as Sellers shall reasonably request.

     (c) Sellers shall have received all items specified in Section 2.02 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

     11.01. Survival. The covenants, agreements, representations and warranties
            --------
of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date, provided, however, that
                                                         --------  -------
(i) in the case of Articles IV and XI, such covenants, agreements, representations and warranties shall survive the Closing indefinitely; (ii) in the case of the covenants, agreements, representations and warranties contained in Section 3.17 and Article IX, until the expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later; and (iii) in the case of the covenants, agreements, representations and warranties contained in Sections 6.05 and 7.01, shall survive the Closing until the third anniversary of the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 11.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     11.02. Indemnification. (a) Each Management Seller, severally but not
            ---------------
jointly, hereby indemnifies Buyer and, effective at the Closing, without duplication, the Company against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered
                                                  -------
by Buyer or the Company arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company or a Management Seller pursuant to this Agreement (other than the covenants and agreements of Sellers contained in Articles I, II and IV; provided, however that
                                                          --------  -------
each Management Seller's maximum liability under this Section 11.02(a) shall not exceed the amount paid to such Seller with respect to the Shares sold by such Seller to Buyer.

     (b) Each Seller, severally but not jointly, hereby indemnifies Buyer and, effective at the Closing, without duplication, the Company and agrees to hold them harmless from and against all Damages incurred or suffered by Buyer or the Company arising out of any breach of any covenant or agreement of such Seller pursuant to Article I or II or the inaccuracy or breach of any representation, warranty, covenant or agreement made by such Seller pursuant to Article IV.

     (c) Sellers shall have no right of indemnification, contribution or subrogation against the Company with respect to any indemnification by any Seller or Sellers under this Section 11.02 if the transactions contemplated by this Agreement are consummated.

     11.03. Procedures; No Waiver; Exclusivity. (a) The party seeking
            ----------------------------------
indemnification under Section 11.02 (the "Indemnified Party") agrees to give
                                          -----------------
prompt notice to the party against whom indemnity is sought (the "Indemnifying
                                                                  ------------
Party") of the assertion of any claim, or the commencement of any suit, action
-----
or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under
Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

     (b) No waiver of a closing condition by Buyer shall limit its rights under
Section 11.02.

     (c) After the Closing, Sections 11.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other or other claim arising out of this Agreement or the transactions contemplated hereby.

                                   ARTICLE XII

                                   TERMINATION

     12.01. Grounds for Termination. This Agreement may be terminated at any
            -----------------------
time prior to the Closing:

          (a) by written agreement of Sellers and Buyer;

          (b) by Buyer if the Closing shall not have been consummated on or before April 15, 2002;

          (c) by Buyer if there is a Material Adverse Change in the Seller; or

          (d) by either Sellers or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

     The party desiring to terminate this Agreement pursuant to clauses (b), (c) or (d) shall give written notice of such termination to the other parties.

     12.02. Effect of Termination. If this Agreement is terminated as permitted
            ---------------------
by Section 12.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided,
                                                                    --------
however that if such termination shall result from the willful failure of any
-------
party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.05, 7.01 and 14.03 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE XIII

                                    RESERVED

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.01. Notices. All notices, requests and other communications to either
            -------
party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Buyer, to:

          TranSwitch Corporation
          3 Enterprise Drive
          Shelton, CT 06484
          Attn:  Peter J. Tallian, Chief Financial Officer
          Telecopy:  (203) 925-4979

     with a copy to:

          Timothy C. Maguire, Esq.
          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, MA 02110
          Telecopy: (617) 248-7100

     if to the Company, to:

          Milton Chang, President
          Systems on Silicon, Inc.
          1100 Cornwall Road
          Suite 10

          Monmouth Jct., NJ  08852-2410
          Telecopy:  (732) 398-0552

     with a copy to:

          W. Raymond Felton, Esq.
          Greenbaum, Rowe, Smith, Ravin, Davis & Himmell, LLP
          99 Wood Avenue South
          Iselin, NJ 08830

     if to a Seller:

          at his address shown in
          Schedule 2.01
          -------------

     14.02. Amendments; No Waivers. (a) Any provision of this Agreement may be
            ----------------------
amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by Buyer, the Company and Sellers. Any amendment, waiver or action of Sellers hereunder may be taken by a majority-in-interest of Sellers.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     14.03. Expenses. All costs and expenses incurred in connection with this
            --------
Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense; provided,
                                                                       --------
however, that if the Closing shall occur all such costs and expenses incurred by
-------
the Company for legal fees and expenses shall be paid or reimbursed by Buyer up to an aggregate of $50,000 and any costs and expenses of Company in excess of $50,000 shall be paid or reimbursed by Sellers in accordance with such Sellers' percentage interest in the proceeds of the transaction and withheld from the proceeds to be distributed to each such stockholder.

     14.04. Successors and Assigns. The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or
                        --------  -------
otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

     14.05. Further Assurances. From time to time after the Closing, at the
            ------------------
request of Buyer and without further consideration, Sellers will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares.

     14.06. Governing Law. This Agreement and the Ancillary Agreements shall be
            -------------
construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     14.07. Counterparts; Effectiveness. This Agreement may be signed in any
            ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Buyer and the Company shall have received a counterpart hereof signed by each party hereto and all other conditions to this Agreement and the Ancillary Agreements have been satisfied or waived.

     14.08. Entire Agreement. This Agreement and the Ancillary Agreements
            ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     14.09. Captions. The captions herein are included for convenience of
            --------
reference only and shall be ignored in the construction or interpretation hereof.

     14.10. Jurisdiction. Any action or proceeding seeking to enforce any
            ------------
provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      TRANSWITCH CORPORATION


                                      By: /s/ Robert J. Pico
                                          --------------------------------------
                                      Title: Vice President Business Development


                                      SYSTEMS ON SILICON, INC.

                                      SELLERS:


                                      By: /s/ Milton Chang
                                          --------------------------------------
                                      Title: President


                                      /s/ Milton Chang
                                      ------------------------------------------
                                      Milton Chang


                                      /s/ Antien Ho
                                      ------------------------------------------
                                      Antien Ho


                                      /s/ Yujen Juan
                                      ------------------------------------------
                                      Yujen Juan

                               Schedule 2.01A (M)
                                List of Sellers

-------------------------------------------------------------------------------
EXHIBIT 2.1
-------------------------------------------------------------------------------
         SELLERS                         ADDRESS                 TOTAL SHARES
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Management Sellers
-------------------------------------------------------------------------------
Milton Chang                                                      1,775,000
-------------------------------------------------------------------------------
Antien Ho                                                           400,000
-------------------------------------------------------------------------------
Yujen Juan                                                          350,000
-------------------------------------------------------------------------------
                Totals:                                           2,525,000
-------------------------------------------------------------------------------

                               Schedule 2.01B (M)
                    Consideration to Be Received by Sellers

--------------------------------------------------------------------------------
EXHIBIT 2.1
--------------------------------------------------------------------------------
                                                                     TOTAL
         SELLERS            ADDRESS             TOTAL SHARES     PURCHASE PRICE
--------------------------------------------------------------------------------
Management Sellers
--------------------------------------------------------------------------------
Milton Chang                                     1,775,000      $  9,629.38
--------------------------------------------------------------------------------
An Tien Ho                                         400,000      $  2,170.00
--------------------------------------------------------------------------------
Yujen Juan                                         350,000      $  1,898.75
--------------------------------------------------------------------------------
                                  Totals:        2,525,000      $ 13,698.13
--------------------------------------------------------------------------------

                               Schedule 4.04 (M)
                       Consideration to All Stockholders

--------------------------------------------------------------------------------
EXHIBIT 2.1
--------------------------------------------------------------------------------
         Shareholder                     Total Shares Held      Total Payout
--------------------------------------------------------------------------------
Preferred Stock Holders
--------------------------------------------------------------------------------
GTV Capital A                                   9,679           $  4,063.21
--------------------------------------------------------------------------------
GTV Capital L.P.                              967,898           $406,319.71
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Common Stock Holders
--------------------------------------------------------------------------------
Seed Holders ($0.25)
--------------------------------------------------------------------------------
Lie Hsu and Lynn Hsu                          200,000           $ 54,250.00
--------------------------------------------------------------------------------
Ernest E. Liu and Sally Shang Liu             254,000           $ 68,897.50
--------------------------------------------------------------------------------
Oriental Link Investment Limited              200,000           $ 54,250.00
--------------------------------------------------------------------------------
Jonathan L. Wang                              200,000           $ 54,250.00
--------------------------------------------------------------------------------
Ning Wang                                     200,000           $ 54,250.00
--------------------------------------------------------------------------------
Tsui-Fen Wu                                   200,000           $ 54,250.00
--------------------------------------------------------------------------------
Chen-Xiong Zhang                              200,000           $ 54,250.00
--------------------------------------------------------------------------------
Jie Xu                                          5,000           $  1,356.25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Seed Holders ($1.00)
--------------------------------------------------------------------------------
Quee Suki Chen and Moung Yee Chen JT           50,000           $ 54,250.00
--------------------------------------------------------------------------------
Lie Hsu and Lynn Hsu                           10,000           $ 10,850.00
--------------------------------------------------------------------------------
Ernest E. Liu and Sally Shang Liu              10,000           $ 10,850.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Non Management
--------------------------------------------------------------------------------
Frank Au                                      600,000           $  3,255.00
--------------------------------------------------------------------------------
Lucy Au                                        15,000           $     81.38
--------------------------------------------------------------------------------
Joseph Drucker                                 20,000           $    108.50
--------------------------------------------------------------------------------
Jie Xu                                         40,000           $    217.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Management
--------------------------------------------------------------------------------
Milton Chang                                1,775,000           $  9,629.38
--------------------------------------------------------------------------------
Antien Ho                                     400,000           $  2,170.00
--------------------------------------------------------------------------------
Yujen Juan                                    350,000             $1,898.75
--------------------------------------------------------------------------------
                                  Totals:   5,706,577           $899,446.67
--------------------------------------------------------------------------------